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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 2002

                              PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)

        Delaware                                         13-2898764
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                     0-9808
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700

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Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

o uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

o unexpected future capital expenditures (including the amount and nature thereof);

o    impact of crude oil and natural gas price fluctuations;

o    the effects of competition;

o    the success of our risk management activities;

o the availability (or lack thereof) of acquisition or combination opportunities;

o    the impact of current and future laws and governmental regulations;

o environmental liabilities that are not covered by an indemnity or insurance; and

o    general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of Fourth Quarter 2002 Estimates

     The following table reflects current estimates of certain results for the fourth quarter of 2002 for Plains Resources Inc. (the "Company"). These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.


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                        Operating and Financial Guidance

                                                                 Quarter Ended
                                                               December 31, 2002
                                                               -----------------

 Estimated Production Volumes
    Barrels of oil equivalent-  MBOE                               2,625-2,775
     MBOE PER DAY                                                   28.5-30.2
    % Oil                                                              95%
    % Gas                                                              5%
 Estimated Oil Price differentials - $/Bbl
    Estimated Differentials to NYMEX Prices - pre hedge          $4.75 - $5.25
 Crude Oil Hedge Positions - barrels per day
    Puts - Floor $20.00                                              2,000
    Swaps - Average price $24.22 per barrel                          20,000
    Calls - Average price $35.17 per barrel                          9,000
 Operating Costs per BOE
    Production expenses                                          $9.00 - $9.25
    General and administrative                                   $1.25 - $1.35
    DD&A - oil and gas                                               Note 4
 Other Income (Expense) ($ in thousands)
    Equity in earnings of Plains All American Pipeline, L.P.    $4,800 - $5,400
    DD&A - other                                                      $400
    Interest expense                                                 Note 6
    Expenses of terminated public equity offering (Note 7)        $650 - $700
 Book Tax Rate
    Current                                                            4%
    Deferred                                                          37%
 Weighted Average Equivalent Shares Outstanding (in thousands)
    Basic                                                            24,000
    Diluted                                                          25,400
 Capital Expenditures ($ in thousands)                         $14,000 - $15,000
 Distributions from Plains All American Pipeline, L.P.
 ($ in thousands)                                                   $7,400



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Notes:

     1. Estimated production volumes. Production estimates are based on historical operating performance and trends and the Company's 2002 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

          SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from crude oil production be recognized as the volumes are sold versus when produced. The location of our Florida properties and the timing of the barges that transport the crude oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. Reported sales volumes will differ from the production estimates provided. The Florida crude oil is typically sold in shipments of approximately 130,000-140,000 barrels (100,000 barrels net to the Company's interest) and typically occurs every 40-50 days.

     2. Estimated oil price differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 65% of its production for the fourth quarter of 2002.

     3. General and administrative. For purposes of calculating upstream unit G&A, we exclude noncash compensation expense related to stock options and nonrecurring items from the calculation. For the fourth quarter of 2002 noncash compensation expense is estimated at $400,000.

     4. DD&A - oil and gas. The Company's DD&A rate for the first nine months of 2002 is $3.10 per BOE. The fourth quarter DD&A rate will be adjusted based on year-end 2002 proved reserve volumes. For estimate purposes we are utilizing the $3.10 rate for the fourth quarter.

     5. Equity in earnings of Plains All American Pipeline, L.P. ("PAA"). The Company's equity in earnings from PAA is based on guidance provided by PAA in its Form 8-K filed with the SEC on October 29, 2002, and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof, the Company has an aggregate ownership interest of approximately 25%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 24%, or approximately 7.9 million of the common units (including the Class B common units). PAA's Form 8-K provides guidance of $17.8 million to $20.1 million for its fourth quarter 2002 net income.

     6. Interest expense. The Company's interest expense will consist of interest on:

          a. $200 million of 8.75% Senior Subordinated Notes issued by our wholly owned subsidiary, Plains Exploration & Production Company ("PXP"). The notes were issued at 98.376% of par, and interest expense for the fourth quarter of 2002 will include $52,000 for the amortization of the original issue discount.

          b. Amounts outstanding under PXP's $300 million revolving credit facility ("Credit Facility"). The Credit Facility provides for grid pricing at LIBOR or Prime at PXP's



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          option plus a margin based on the percentage of the borrowing base then being utilized as follows:

                                              25%          greater      greater
                           less than 25%     to 50%        than 50%     than 75%
    LIBOR Loans               1.375%         1.500%         1.625%       1.750%
    Prime Loans               0.125%         0.250%         0.375%       0.500%
    Commitment Fee            0.375%         0.375%         0.500%       0.500%


     c. The Company has a three-year interest rate swap agreement under which it receives LIBOR and pays 3.9% on a notional amount of $7.5 million.

     d.   The Company estimates it will capitalize approximately
          $500,000-$600,000 of interest during the fourth quarter of 2002.

7. The Company estimates that fourth quarter results will include approximately $650,000-$750,000 of expenses related to the terminated initial public offering of PXP. Total costs of the offering including amounts recognized in the third quarter are estimated to be approximately $2.4-$2.5 million.

8. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 6%. The foreign tax is attributable to the Canadian operations of PAA. The Company's deferred and current tax rates are based on current estimates of taxable income and utilization of net operating loss carryforwards.

9. Weighted average equivalent shares outstanding. Estimated basic shares outstanding are based on shares outstanding on September 30, 2002, net of treasury shares. Estimated diluted shares are based on basic shares outstanding, plus shares issuable upon conversion of preferred stock and outstanding options and warrants utilizing the treasury stock method for the options and warrants assuming a $25.00 average price for the Company's common stock.

10. Distributions from Plains All American Pipeline, L.P. The estimated cash distributions are based on PAA's $0.5375 per unit quarterly distribution ($2.15 on an annual basis) that was declared in October 2002. The amount presented reflects estimated cash to be received from PAA and has not been adjusted for cash taxes.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PLAINS RESOURCES INC.



Date:  October 30, 2002           /s/ Cynthia A. Feeback
                                  ----------------------------------------------
                                  Cynthia A. Feeback
                                  Senior Vice President-Accounting and Treasurer

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